Certain identified information has been excluded from the exhibit because it is both not material and the type that the Registrant treats as private or confidential.
AMENDMENT TO THE
LISTED FUNDS TRUST CUSTODY AGREEMENT

    THIS AMENDMENT to the Custody Agreement, dated as of April 25, 2019 (the “Agreement”), is entered into as of the last date on the signature block, by and between LISTED FUNDS TRUST, a Delaware statutory trust (the “Trust”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the “Custodian”).

RECITALS

    WHEREAS, the parties have entered into the Agreement; and

    WHEREAS, the parties desire to amend the Agreement to add the Optimized Equity Income ETF.

WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement by updating Exhibit 5:

Exhibit 5 is hereby superseded and replaced in its entirety with Exhibit 5 attached hereto.

This amendment will become effective upon the commencement of operations of the Optimized Equity Income ETF. Except to the extent amended hereby, the Agreement shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year written below.

LISTED FUNDS TRUST		U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Kacie Briody	By:	/s/ Greg Farley

Name:	Kacie Briody	Name:	Greg Farley

Title:	President	Title:	Senior Vice President

Date:	10/09/25 1:42:07 PDT	Date:	10/10/2025

EXHIBIT 5

to the Listed Funds Trust Custody Agreement

List of Funds and Fee Schedule

Name of Series

Optimized Equity Income ETF

Base Fee for Domestic Custody Services
The following reflects the greater of the basis point fee or annual minimum1 where Core Alternative Capital acts as investment adviser to the fund in the Listed Funds Trust.

Annual Minimum per Fund2            Basis Points on Trust AUM2
All Funds $[ ]            First $[ ] [ ] bp
            Balance [ ] bp

1 Each fund, regardless of asset size, will have fees allocated to it equal to the per fund minimum. Should the complex level basis point fee calculation exceed the complex level minimum fee level calculation, the fees in excess of the minimum will be allocated to each fund based on the percent on AUM.

Once a Fund is operational, should "The Adviser" terminate this service agreement with U.S. Bank, N.A.prior to the end of the initial contract period, "The Adviser" will be responsible for the balance of the minimum fees for the remainder of the service agreement’s 12-month period beginning with the Fund’s launch or any anniversary of launch. To avoid doubt, if "The Adviser" launched a Fund on March 1, 2019 and terminated the relationship on June 30, 2020, "The Adviser" would owe U.S. Bank up to 50% of $[ ] ($[ ] admin/acct/ta + $[ ] Custody + $[ ] distributor)

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

2 Subject to annual CPI increase: All Urban Consumers – U.S. City Average
Fees are calculated pro rata and billed monthly

Adviser’s signature on this Exhibit 5 is not needed. Adviser signed and acknowledged the fee schedule listed on Exhibit 5 on September 24, 2019.

EXHIBIT 5 (continued) to the Listed Funds Trust Custody Agreement
Domestic Custody Services in addition to the Base Fee
Portfolio Transaction Fees2
$ [ ] – Book entry DTC transaction, Federal Reserve transaction, principal paydown
$ [ ] – Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction
$ [ ] – Option/SWAPS/future contract written, exercised or expired
$ [ ] – Mutual fund trade, Margin Variation Wire and outbound Fed wire
$ [ ] – Physical security transaction
$ [ ] – Check disbursement (waived if U.S. Bank is Administrator)

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
Securities Lending and Money Market Deposit Account (MMDA)
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.

Additional Services
Additional fees apply for global servicing. Fund of Fund expenses quoted separately.
$[ ] per custody sub – account per year (e.g., per sub –adviser, segregated account, etc.)
Class Action Services – $[ ] filing fee per class action per account, plus 3% of gross proceeds, up to a maximum per recovery not to exceed $[ ]
No charge for the initial conversion free receipt.
Overdrafts – charged to the account at prime interest rate plus [ ]%, unless a line of credit is in place

Fees are calculated pro rata and billed monthly

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

2 “Sponsor trades” are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process. Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be “Sponsor trades.

EXHIBIT 5 (continued) to the Listed Funds Trust Custody Agreement
Additional Global Sub-Custodial Services Annual Fee Schedule
Base Fee
A monthly base fee per fund will apply when foreign securities are held. If no global assets are held within a given month, the monthly base charge will not apply for that month.
$[ ] foreign securities
Euroclear Eurobonds only. Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge. In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge.
For all other markets specified above, surcharges may apply if a security is held outside of the local market.
Plus:
Global Custody Transaction Fees1
Global Custody transaction fees associate with Sponsor Trades2. (See schedule below)
A transaction is defined as any purchase/sale, free receipt / free delivery, maturity, tender or exchange of a security.
Global Safekeeping and Transaction Fees
(See schedule below)
Tax Reclamation Services
Miscellaneous Expenses
Tax reclaims that have been outstanding for more than 6 (six) months with the client will be charged $[ ] per claim.
Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.
SWIFT reporting and message fees.

Fees are calculated pro rata and billed monthly

2“Sponsor trades” are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process. Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be “Sponsor trades.”

Additional Global Sub-Custodial Services Annual Fee Schedule

Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee
Argentina	[ ]	$[ ]	Guinea Bissau	[ ]	$[ ]	Peru	[ ]	$[ ]
Australia	[ ]	$[ ]	Hong Kong	[ ]	$[ ]	Philippines	[ ]	$[ ]
Austria	[ ]	$[ ]	Hungary	[ ]	$[ ]	Poland	[ ]	$[ ]
Bahrain	[ ]	$[ ]	Iceland	[ ]	$[ ]	Portugal	[ ]	$[ ]
Bangladesh	[ ]	$[ ]	India	[ ]	$[ ]	Qatar	[ ]	$[ ]
Belgium	[ ]	$[ ]	Indonesia	[ ]	$[ ]	Romania	[ ]	$[ ]
Benin	[ ]	$[ ]	Ireland	[ ]	$[ ]	Russia	[ ]	$[ ]
Bermuda	[ ]	$[ ]	Israel	[ ]	$[ ]	Senegal	[ ]	$[ ]
Botswana	[ ]	$[ ]	Italy	[ ]	$[ ]	Serbia	[ ]	$[ ]
Brazil	[ ]	$[ ]	Ivory Coast	[ ]	$[ ]	Singapore	[ ]	$[ ]
Bulgaria	[ ]	$[ ]	Japan	[ ]	$[ ]	Slovak Republic	[ ]	$[ ]
Burkina Faso	[ ]	$[ ]	Jordan	[ ]	$[ ]	Slovenia	[ ]	$[ ]
Canada	[ ]	$[ ]	Kazakhstan	[ ]	$[ ]	South Africa	[ ]	$[ ]
Cayman Islands*	[ ]	$[ ]	Kenya	[ ]	$[ ]	South Korea	[ ]	$[ ]
Channel Islands*	[ ]	$[ ]	Kuwait	[ ]	$[ ]	Spain	[ ]	$[ ]
Chile	[ ]	$[ ]	Latvia	[ ]	$[ ]	Sri Lanka	[ ]	$[ ]
China (A Shares)	[ ]	$[ ]	Lithuania	[ ]	$[ ]	Swaziland	[ ]	$[ ]
China (B Shares)	[ ]	$[ ]	Luxembourg	[ ]	$[ ]	Sweden	[ ]	$[ ]
Colombia	[ ]	$[ ]	Malaysia	[ ]	$[ ]	Switzerland	[ ]	$[ ]
Costa Rica	[ ]	$[ ]	Mali	[ ]	$[ ]	Taiwan	[ ]	$[ ]
Croatia	[ ]	$[ ]	Malta	[ ]	$[ ]	Thailand	[ ]	$[ ]
Cyprus	[ ]	$[ ]	Mauritius	[ ]	$[ ]	Togo	[ ]	$[ ]
Czech Republic	[ ]	$[ ]	Mexico	[ ]	$[ ]	Tunisia	[ ]	$[ ]
Denmark	[ ]	$[ ]	Morocco	[ ]	$[ ]	Turkey	[ ]	$[ ]
Egypt	[ ]	$[ ]	Namibia	[ ]	$[ ]	UAE	[ ]	$[ ]
Estonia	[ ]	$[ ]	Netherlands	[ ]	$[ ]	United Kingdom	[ ]	$[ ]
Euromarkets*	[ ]	$[ ]	New Zealand	[ ]	$[ ]	United States	[ ]	$[ ]
Finland	[ ]	$[ ]	Niger	[ ]	$[ ]	Ukraine	[ ]	$[ ]
France	[ ]	$[ ]	Nigeria	[ ]	$[ ]	Uruguay	[ ]	$[ ]
Germany	[ ]	$[ ]	Norway	[ ]	$[ ]	Vietnam	[ ]	$[ ]
Ghana	[ ]	$[ ]	Oman	[ ]	$[ ]	Zambia	[ ]	$[ ]
Greece	[ ]	$[ ]	Pakistan	[ ]	$[ ]	Zimbabwe	[ ]	$[ ]

Safekeeping and transaction fees are assessed on security and currency transactions
* Additional customer documentation and indemnification will be required prior to establishing accounts in these markets.
** Tiered by market value ≥$[ ] [ ]bp, ≥$[ ] and ≤$[ ] [ ]bps; ≥$[ ] [ ]bps.
** Euromarkets - non-Eurobonds: Surcharges vary by local market.

LISTED FUNDS TRUST

By:	/s/ Kacie Briody

Name:	Kacie Briody

Title:	President

Date:	10/09/25 1:42:07